                       RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                               GATEFIELD CORPORATION


TIMOTHY SAXE AND MICHAEL J. KUCHA hereby certify that:

     ONE:    The original name of this corporation was Zycad Corporation.
The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 22, 1981. The name of the corporation was changed to GateField Corporation (the "Corporation" or the "Company") on August 1, 1997.

     TWO:    They are the duly elected and acting President and Secretary, respectively, of GateField Corporation, a Delaware corporation.

     THREE: The following Articles restating the Corporation's Certificate of Incorporation were duly adopted by the Corporation's Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware. This restatement of the Corporation's Certificate of Incorporation restates and integrates but does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended and supplemented and no discrepancy exists between such provisions and the provisions of this Restated Certificate of Incorporation. The Certificate of Incorporation of GateField Corporation is hereby restated in accordance with
Section 245 of the General Corporation Law of the State of Delaware to read as follows:

                                        I.


     The name of the corporation is GATEFIELD CORPORATION.

                                        II.

     The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                        III.

     The nature of the business or purposes to be conducted or promoted is:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                        IV.

A. The Corporation is authorized to issue a total of 67,000,000 shares of all classes of stock, of which, 65,000,000 shall be shares of Common Stock with a par value of $.10 per share and 2,000,000 shall be shares of series preferred stock with a par value of $.10 per share.

B. Each holder of record of Common Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

                                       1.

C. The Board of Directors is authorized to issue series preferred stock from time to time in one or more series. Each series shall be distinctively designated. Except as otherwise stated and expressed pursuant to the provisions of this Article, all series of series preferred stock shall rank equally and be identical in all respects. The resolution or resolutions providing for the issue of series preferred stock shall specify the voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, of such series, including, but not limited to:

     1. the number of shares to constitute the series and the distinctive designation thereof;

     2.   the voting powers, full or limited, or no voting powers;

     3. the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable at the option of the holders thereof or of the Corporation or on the occurrence of a specified event;

     4. the rate of dividends payable on shares of such series; the conditions on which and the times when such dividends are payable; the preference to, or the relation to, the payment of the dividends on any other class or classes or any other series of stock, whether cumulative or non-cumulative, and, if cumulative, the dates from which dividends on shares of such series shall be cumulative.

     5. the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

     6. the rights, if any, of the holders of shares of such series or of the Corporation to convert such shares into, or exchange such shares for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, or the conversion or exchange of shares of such series into such other shares upon the occurrence of a specified event; and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable; and any other terms and conditions of such conversion or exchange; and

     7. the sinking fund requirements, if any, be applied to the purchase or redemption of shares of such series, including the amount of such fund or funds and the manner of application.

D. The rights, preferences and privileges of the Series B Preferred Stock are as follows:

     1.   DIVIDENDS.

          a. The holders of shares of Series B Preferred Stock shall be entitled to receive dividends of $0.137475 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation. The right to receive dividends on Series B Preferred Stock shall accrue and shall be cumulative from the date of issuance of each share of Series B Preferred Stock, whether or not declared.

          b. The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series B Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 1.

          c. For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of

                                       2.

dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

     2. LIQUIDATION, DISSOLUTION OR WINDING UP; CERTAIN MERGERS, CONSOLIDATIONS AND ASSET SALES.

          a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including any insolvency or bankruptcy proceeding affecting the Company which is not dismissed within sixty (60) days of the filing thereof, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to the greater of (i) $9.165 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued and unpaid dividends, whether declared or not, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          b. After the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          c. In the event of any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all the assets of the Corporation, if the holders of at least 51% of the then outstanding shares of Series B Preferred Stock so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event, then such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Series B Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Series B Preferred Stock in order to assist them in determining whether to make such an election. If the holders of the Series B Preferred Stock make such an election, the Corporation shall use

                                       3.

its best efforts to amend the agreement or plan of merger or consolidation to adjust the rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property to give effect to such election. The amount deemed distributed to the holders of Series B Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation. If no notice of the election permitted by this Subsection (c) is given, the provisions of Subsection 4(h) shall apply.

     3.   VOTING.

          a. Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) or Subsection 3(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

          b. The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock on a parity with, or with priority or preference over, the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series B Preferred Stock.

          c. In addition to any other rights provided by law, so long as at least 500,000 shares of Series B Preferred Stock shall be outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than 50% of the then outstanding shares of Series B Preferred Stock:

               (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws, if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, Series B Preferred Stock;

               (ii) Authorize or issue any new or existing class or classes or series of capital stock, EXCLUDING, HOWEVER, shares of Common Stock issued
(A) for a per share consideration greater than the Conversion Price (as defined in Section 4(a)), or (B) upon the exercise of options and warrants to acquire Common Stock which were outstanding prior to the Original Issue Date (as defined in Section 4(d)), other than the stock warrant to acquire Common Stock granted to Siemens Aktiengesellschaft ("Siemens") pursuant to Section
5.2 of that certain License Agreement, dated as of October 22, 1997, between the Company and Siemens;

               (iii) Authorize or issue shares of stock of any class or any bonds, debentures,

                                       4.

notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation;

               (iv) Reclassify any Common Stock or any new or existing class or classes or series of capital stock;

               (v) Pay or declare any dividend or distribution on any shares of its capital stock (except dividends payable solely in shares of Common Stock), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares or its capital stock; or

               (vi) Issue any options, warrants or other securities exercisable or exchangeable for or convertible into shares of stock of the Corporation, EXCLUDING, HOWEVER, options and warrants to purchase Common Stock for a per share consideration (including for this purpose the consideration paid for any such warrants plus the consideration, if any, paid upon the acquisition of such shares of Common Stock) of greater than the Conversion Price (as defined in Section 4(a)).

     4. OPTIONAL CONVERSION. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          a. RIGHT TO CONVERT. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.5825 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $1.00 per share or if the election is made to reduce the Conversion Price pursuant to the provisions of Section 5(a) hereof, $.75 per share. Such initial Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In addition, any accrued and unpaid dividends in respect of shares of Series B Preferred Stock surrendered for conversion shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the aggregate dollar amount of such accrued and unpaid dividends by the Conversion Price.

     In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section 5 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth business day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

          b. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          c.   MECHANICS OF CONVERSION.

               (i) In order for a holder of Series B Preferred Stock to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer

                                       5.

agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series B Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

               (ii) The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               (iii) Upon any such conversion, all accrued and unpaid dividends on the shares of Series B Preferred Stock surrendered for conversion shall be paid to the holders thereof.

               (iv) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

               (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          d. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date on which a share of Series B Preferred Stock was first issued ("Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the

                                       6.

date the subdivision or combination becomes effective.

          e. ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series B Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series B Preferred Stock then in effect by a fraction:

               (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series B Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series B Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

          f. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series B Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series B Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

          g. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number

                                       7.

of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          h. ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 2(c)), each share of Series B Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

          i. NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

          j. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock.

          k.   NOTICE OF RECORD DATE.  In the event:

               (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

               (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

               (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

               (iv) of the involuntary or voluntary dissolution, liquidation or winding up of

                                       8.

the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                    (a) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (b) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     5. REDEMPTION FOR FAILURE TO OBTAIN STOCKHOLDER APPROVAL AND EVENT OF NONCOMPLIANCE.

          a.   In the event that:

               (i) the Corporation's stockholders do not, prior to December 19, 1997, approve (x) an amendment to the Corporation's Certificate of Incorporation providing for the classification of the Board of Directors of the Corporation into three classes, with members of each class serving staggered three-year terms, and the election of one Director designated by the holders of Series B Preferred Stock as a Class II Director with an initial term of two years and one Director designated by the holders of Series B Preferred Stock as a Class III Director with an initial term of three years, (y) an amendment to the Company's Certificate of Incorporation providing for the increase in the number of shares of authorized Common Stock from 40,000,000 to 65,000,000 and (z) the sale to Idanta Partners Ltd., the Dunn Family Trust and the Perscilla Faily Trust of shares of Common Stock which, together with the shares of Series B Preferred Stock owned by such entities, represent more than twenty percent (20%) of the Company's outstanding Common Stock (on an as-converted basis), or

               (ii) an Event of Noncompliance (as defined below) occurs, the holders of at least 51% of the then outstanding shares of Series B Preferred Stock may elect to either (A) cause the Company to redeem the shares of Series B Preferred Stock, in whole or in part, at a redemption price equal to $4.5825 per share plus accrued and unpaid dividends thereon (subject to adjustment for stock splits, stock dividends, combinations or similar recapitalizations affecting such shares) in cash for each share of Series B Preferred Stock then redeemed (the "Redemption Price") or (B) reduce the Conversion Price as to all shares of Series B Preferred Stock from $1.00 to $.75 per share. If the election is made to reduce the Conversion Price, it shall be evidenced by a written notice delivered to the Company by such holders and such reduction shall automatically be effective on the date of delivery of such notice to the Company.

          b. At least fifteen (15) days prior to the date fixed by holders electing to redeem their shares of Series B Preferred Stock ("Redeeming Holders"), for any redemption of Series B Preferred Stock (hereinafter the "Redemption Date"), the Redeeming Holders shall send the Corporation written notice that notifies the Corporation of their election to redeem such shares, specifying the Redemption Date and the number of shares to be redeemed and calling upon the Corporation to pay the Redemption Price (such notice hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each Redeeming Holder shall surrender his or its certificate or certificates representing such shares

                                       9.

to the Corporation, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series B Preferred Stock designated for redemption in the Redemption Notice as holders of Series B Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          c. "Event of Noncompliance", as used herein, means any of the following:

               (i) Any of the representations or warranties made by the Corporation in the Stock Purchase Agreement between the Corporation and the purchaser of the Series B Preferred Stock dated November 10, 1997 ("Stock Purchase Agreement"), or in any certificate or financial or other written statements of the Corporation furnished by or on behalf of the Corporation in connection with the execution and delivery of the Stock Purchase Agreement and the closings of the purchase of the securities contemplated thereby shall be false or (when taken together with other information furnished by or on behalf of the Corporation, including reports and/or filings made with the Securities and Exchange Commission) misleading in any material respect at the time made; or

               (ii) The Corporation shall fail to perform or observe any covenant or agreement in the Stock Purchase Agreement, or any other covenant, term, provision, condition, agreement or obligations of the Corporation under the terms hereof and such failure shall continue uncured for a period of ten
(10) business days after notice from any holder of Series B Preferred Stock of such failure; or (iii) The Corporation shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature;
(iii) make a general assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

               (iii) A trustee, liquidator or receiver shall be appointed for the Corporation or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

               (iv) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Corporation and shall not be dismissed within sixty (60) days thereafter; or

               (v) Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be entered or filed against the Corporation or any of its properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of forty-five (45) days or in any event later than ten
(10) days prior to the date of any proposed sale thereunder; or

               (vi) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Corporation and, if instituted against the Corporation, shall not be dismissed within sixty (60) days after such institution or the Corporation shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a

                                       10.

petition filed in, any such proceeding; or

               (vii) If prior to full conversion or redemption of the Series B Preferred Stock, trading in the shares of the Common Stock on the Nasdaq National Market shall be suspended for a period of five (5) consecutive trading days, other than as a result of the suspension of trading in securities in general, or if such shares are delisted and not relisted on the Nasdaq National Market within thirty (30) days thereafter; or

               (viii) If the Corporation has not, if requested by the holders of Series B Preferred Stock to do so, in accordance with the Registration Rights Agreement between the Corporation and the holders of the Series B Preferred Stock, caused a registration statement relating to the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock to be filed with the Securities and Exchange Commission and used its best efforts after such filing to cause said registration statement to be declared effective, as promptly as possible and in no event later than 60 days after request by such holders, by the Securities and Exchange Commission.

     6.   REDEMPTION FOR FAILURE TO RESERVE SUFFICIENT SHARES OF COMMON STOCK.

          a. In the event that at any time after October 31, 1999 all outstanding shares of Series B Preferred Stock cannot be fully converted into Common Stock at any time because the Corporation has failed to reserve or otherwise provide a sufficient number of shares of Common Stock to effect such conversion, the holders of at least 51% of the then outstanding shares of Series B Preferred Stock may elect to cause the Company to redeem the shares of Series B Preferred Stock, in whole or in part, at a redemption price per share (the "Section 6 Redemption Price") equal to the greater of
(i) the Redemption Price and (ii) the result obtained by multiplying the Fair Market Value per share of Common Stock (as defined below) by the number of shares of Common Stock into which each share of Series B Preferred may then be converted.

          b. The "Fair Market Value per share of Common Stock" shall be deemed to be the last reported sale price per share of Common Stock on a national securities exchange, the Nasdaq National Market, or another nationally recognized exchange or trading system on the date immediately preceding the date of delivery of the Section 6 Redemption Notice; or, if no such price is reported on such date, such price on the next preceding trading day on which such price is reported.

          c. Holders electing to redeem their shares of Series B Preferred Stock pursuant to this Section 6 (the "Section 6 Redeeming Holders"), shall send the Corporation written notice that notifies the Corporation of their election to redeem such shares in accordance with this Section 6, specifying the date (not less than ten days after the date of delivery of such notice) fixed by the Section 6 Redeeming Holders for the redemption of Series B Preferred Stock (hereinafter the "Section 6 Redemption Date"), and the number of shares to be redeemed and calling upon the Corporation to pay the Section 6 Redemption Price (such notice hereinafter referred to as the "Section 6 Redemption Notice").

          d. On or prior to the Section 6 Redemption Date, each Section 6 Redeeming Holder shall surrender his or its certificate or certificates representing such shares to the Corporation, and thereupon the Section 6 Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Section 6 Redemption Date, unless there shall have been a default in payment of the Section 6 Redemption Price, all rights of the holders of the Series B Preferred Stock designated for redemption in the Section 6 Redemption Notice as holders of Series B Preferred Stock of the Corporation (except the

                                       11.

right to receive the Section 6 Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

E. The rights, preferences and privileges of the Series C Preferred Stock are as follows:

     1.   DIVIDENDS.

          a. The holders of shares of Series C Preferred Stock shall be entitled to receive dividends of $0.30 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only when, as and if declared by the Board of Directors. Such dividends shall not be cumulative and no right to such dividends shall accrue to the holders of shares of Series C Preferred Stock unless declared by the Board of Directors.

          b. The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock unless the Corporation has paid or set apart dividends with respect to the Series C Preferred Stock equal in the aggregate to not less than the total amount of dividends which would have been payable with respect to the shares of Series C Preferred Stock from their respective dates of issuance if dividends under paragraph (a) of this
Section 1 were mandatory and cumulative.

          c. For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

     2. LIQUIDATION, DISSOLUTION OR WINDING UP; CERTAIN MERGERS, CONSOLIDATIONS AND ASSET SALES.

          a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including any insolvency or bankruptcy proceeding affecting the Company which is not dismissed within sixty (60) days of the filing thereof, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of Series B Convertible Preferred Stock (the "Series B Preferred Stock") and the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series C Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series C Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to the greater of (i) $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any declared and unpaid dividends, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C Preferred Stock and

                                       12.

any class or series of stock ranking on liquidation on a parity with the Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          b. After the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock, the holders of any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series C Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          c. In the event of any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all the assets of the Corporation, if the holders of at least 51% of the then outstanding shares of Series B Preferred Stock so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event, then such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Series C Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Series C Preferred Stock. If the holders of the Series B Preferred Stock make such an election, the Corporation shall use its best efforts to amend the agreement or plan of merger or consolidation to adjust the rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property to give effect to such election. The amount deemed distributed to the holders of Series C Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation. If no notice of the election permitted by this Subsection (c) is given, the provisions of Subsection 4(h) shall apply.

     3.   VOTING.

          a. Each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) or Subsection 3(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series C Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

          b. The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock without the written consent or affirmative vote of the holders of a majority of the then outstanding shares

                                       13.

of Series C Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock on a parity with, or with priority or preference over, the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series C Preferred Stock.

     4. OPTIONAL CONVERSION. The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          a. RIGHT TO CONVERT. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $10.00 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $1.50 per share. Such initial Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In addition, any declared and unpaid dividends in respect of shares of Series C Preferred Stock surrendered for conversion shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the aggregate dollar amount of such declared and unpaid dividends by the Conversion Price.

     In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 5 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth business day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series C Preferred Stock.

          b. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          c.   MECHANICS OF CONVERSION.

               (i) In order for a holder of Series C Preferred Stock to convert shares of Series C Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock, at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series C Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu

                                       14.

of any fraction of a share.

               (ii) The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               (iii) Subject to Subsection 4(a) above, upon any such conversion, all declared and unpaid dividends on the shares of Series C Preferred Stock surrendered for conversion shall be paid to the holders thereof.

               (iv) All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series C Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series C Preferred Stock accordingly.

               (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          d. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date on which a share of Series C Preferred Stock was first issued ("Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          e. ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series C Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series C Preferred Stock then in effect by a fraction:

                                       15.

               (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series C Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series C Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

          f. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series C Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series C Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

          g. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below or in Subsection 2(c) hereof), then and in each such event the holder of each such share of Series C Preferred Stock shall have the right thereafter to convert each such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          h. ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 2(c)), each share of Series C Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the

                                       16.

Corporation deliverable upon conversion of such Series C Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this
Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

          i. NO IMPAIRMENT. Without the consent of the holders of a majority of the Series C Preferred Stock the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

          j. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series C Preferred Stock.

          k.   NOTICE OF RECORD DATE.  In the event:

               (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

               (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

               (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

               (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

               then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series C Preferred Stock, and shall cause to be mailed to the holders of the Series C Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                    (a) the record date of such dividend, distribution, subdivision or

                                       17.

combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (b) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     1.   REDEMPTION IN EVENT OF SERIES B PREFERRED STOCK REDEMPTION.

          (a) In the event that holders of at least 51% of the Company's Series B Preferred stock elect to redeem any Series B Preferred Stock pursuant to Section 5 of the Certificate of Designations of the Series B Preferred Stock of the Company, the holders of at least 51% of the then outstanding shares of Series C Preferred Stock may elect to either cause the Company to redeem the shares of Series C Preferred Stock, in whole or in part, at a redemption price equal to $10.00 per share plus declared and unpaid dividends thereon (subject to adjustment for stock splits, stock dividends, combinations or similar recapitalizations affecting such shares) in cash for each share of Series C Preferred Stock then redeemed (the "Redemption Price"), PROVIDED, HOWEVER, that the holders of shares of Series C Preferred Stock shall not be entitled to cause the Company to redeem the shares of Series C Preferred Stock until the holders of shares of Series B Preferred Stock entitled to cause the Company to redeem the shares of Series B Preferred Stock and electing to so cause the Company to redeem the shares of Series B Preferred Stock have received their full redemption price for the shares they have elected to have redeemed.

          (b) At least fifteen (15) days prior to the date fixed by holders electing to redeem their shares of Series C Preferred Stock ("Redeeming Holders"), for any redemption of Series C Preferred Stock (hereinafter the "Redemption Date"), the Redeeming Holders shall send the Corporation written notice that notifies the Corporation of their election to redeem such shares, specifying the Redemption Date and the number of shares to be redeemed and calling upon the Corporation to pay the Redemption Price (such notice hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each Redeeming Holder shall surrender his or its certificate or certificates representing such shares to the Corporation, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series C Preferred Stock designated for redemption in the Redemption Notice as holders of Series C Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                                       V.

[Intentionally omitted as is permitted by Section 245(c) of the General Corporation Law of the State of Delaware].

                                       18.

                                       VI.

     The Corporation is to have perpetual existence.



                                       VII.

     In furtherance and not in limitation of the powers conferred by statute, and by this Certificate of Incorporation, the Board of Directors is hereby expressly authorized to make, alter or repeal the By-Laws of the Corporation.


                                       VIII.

     Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.


                                        IX.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                         X.

     No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director, provided, however, that this Article 10 shall not eliminate or limit the liability of a Director to the extent provided by applicable law (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this
Article 10 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.


                                        XI.

     This Article 11 is inserted for the management of the business and for the conduct of the affairs of the Corporation.


A. NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors.

B. CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes:

                                       19.

Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such a fraction is two-thirds, one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

C. TERMS OF OFFICE. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1997; each initial director in Class 11 shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1998; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the fiscal year ending December 31, 1999; and provided further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier death, resignation or removal.

D. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of director in accordance with the provisions of Article XI(B) above.

E. QUORUM; ACTION AT MEETING. A majority of the total number of directors then in office shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; PROVIDED, HOWEVER, that in no case shall less than one-third of the number of directors fixed pursuant to ArticleXI(A) above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Certificate of Incorporation.

F. REMOVAL. If and for so long as the Board of Directors is classified pursuant to Section 141(d) of the General Corporation Law of Delaware, stockholders may effect the removal of a director or the entire Board of Directors only for cause, unless this Certificate of Incorporation provides otherwise.

G. VACANCIES. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

H. AMENDMENTS. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors shall be required to amend, repeal or to adopt any provision inconsistent with, this Article 11.

                                       20.

IN WITNESS WHEREOF, GateField Corporation has caused this Restated Certificate of Incorporation to be signed by the President and Secretary in Fremont, California this 28th day of August 1998.


                                             GATEFIELD CORPORATION



                                             By:  /s/ Timothy Saxe
                                                  President


ATTEST:

By:  /s/ Michael J. Kucha
     Secretary